Exhibit 10.1

FIRST AMENDMENT

TO

CONAGRA FOODS, INC.

2008 PERFORMANCE SHARE PLAN

WHEREAS Conagra Brands, Inc., formerly known as ConAgra Foods, Inc. (the “Company”) sponsors the ConAgra Foods, Inc. 2008 Performance Share Plan (the “Plan”); and

WHEREAS, the Company, by action of the Board of Directors of the Company (the “Board”) has the authority, pursuant to Section 15 of the Plan, to amend the Plan from time to time in its discretion; and

WHEREAS, the Board desires to amend the Plan to: (1) incorporate the Company’s name change into the Plan; (2) clarify the treatment of awards upon a change of control and certain termination events; and (3) revise the method for tax withholding.

NOW, THEREFORE, the Plan is amended, effective as of the dates set forth herein, in the following respects:

1. The name of the Plan is amended, effective November 10, 2016, to read “Conagra Brands, Inc. 2008 Performance Share Plan,” and all other references to ConAgra Foods, Inc. (or ConAgra) in the Plan will mean Conagra Brands, Inc. (or Conagra), unless the context clearly requires a different meaning.

2. Section 7 of the Plan is amended and replaced in its entirety, effective July 19, 2017, to read as follows:

“7. Distribution of Performance Shares Earned.

7.1 General Principles. Except as otherwise specifically provided in the Plan, Performance Shares earned hereunder shall only be paid (a) after the end of the Performance Period and (b) after the Committee has certified in writing that the material terms of this Plan were satisfied and that awards were accurately computed according to the terms of the Plan. Except as otherwise provided in Section 10, all awards of Performance Shares hereunder, including dividend equivalent payments, shall be paid in shares of Stock.

7.2 Settlement of Pre-Fiscal 2018 Awards. Except as provided in Section 8 or 10, Performance Shares earned hereunder that were granted prior to July 19, 2017 shall be paid on or before the later of (a) the fifteenth day of the third month that begins after the month containing the end of the Performance Period or (b) the fifteenth day of the third month that begins after the end of the Participant’s tax year in which the end of the Performance Period occurs.

7.3 Settlement of Post-Fiscal 2017 Awards. This Section 7.3 shall apply solely with respect to Performance Shares granted hereunder on or after July 19, 2017.

(a)	Normal Payment. Except as provided in Section 7.3(b), Performance Shares granted under the Plan that become earned shall be distributed in the calendar year in which the Performance Period ends.

(b)	Other Settlement Events. Notwithstanding Section 7.3(a), to the extent the Performance Shares are considered earned on the dates set forth below as provided under the terms of this Plan and to the extent the earned Performance Shares have not previously been settled, the Company will pay the earned Performance Shares as follows:

(1) Death. Within 2-1/2 months after the Participant’s death, the Company will distribute, to the person entitled by will or the applicable laws of descent and distribution to such earned Performance Shares, the earned Performance Shares.

(2) Change of Control. The Participant is entitled to receive a distribution with respect to the earned Performance Shares on the date of the Change of Control; provided, however, that if such Change of Control would not qualify as a permissible date of distribution under Code Section 409(a)(2)(A)(v), and the regulations thereunder, and where Code Section 409A applies to such distribution, the Participant is entitled to receive the corresponding payment on the date that would have otherwise applied pursuant to this Section 7.3 as though such Change of Control had not occurred.”

3. Section 8.1 of the Plan is amended and replaced in its entirety, effective July 19, 2017, to read as follows:

“8.1 Termination for Reasons Other Than Death, Disability, Retirement or Certain Involuntary Terminations. With respect to Performance Shares granted prior to July 19, 2017, a Participant who terminates employment with the Company and its Subsidiaries for any reason other than death, Disability or Retirement shall forfeit all awards hereunder that have not been paid at the date of termination, whether earned or not. Notwithstanding the preceding, if the Committee in its sole and absolute discretion deems it to be appropriate and in the best interest of the Company, the Committee may distribute Stock for all or some of the Performance Shares that are forfeited by a Participant (but only, in the case of a Qualified Performance-Based Award, to the extent the award has been certified by the Committee to have been earned). Except as otherwise provided in Section 10, such Performance Shares shall be distributed to the Participant at the same time Performance Shares are distributed to other Participants who remain employed with the Company.

With respect to Performance Shares granted on or after July 19, 2017, a Participant who terminates employment with the Company and its Subsidiaries for any reason other than death, Disability, Normal Retirement, Early Retirement, or an involuntary termination described in Section 8.5 shall forfeit all awards hereunder that have not been paid at the date of termination, whether earned or not. Notwithstanding the preceding, if the Committee in its sole and absolute discretion deems it to be appropriate and in the best interest of the Company, the Committee may distribute Stock for all or some of the Performance Shares that are forfeited by a Participant (but only, in the case of a Qualified Performance-Based Award, to the extent the award has been certified by the Committee to have been earned). Such Performance Shares shall be deemed to be earned as of, and distributed to the Participant at, the same time Performance Shares are considered earned and are distributed to other Participants who remain employed with the Company.”

4. Section 8.2 of the Plan is amended and replaced in its entirety, effective July 19, 2017, to read as follows:

“8.2 Disability. With respect to Performance Shares granted prior to July 19, 2017, in the event of a Participant’s termination due to Disability, a distribution shall be made of a pro rata share of the Performance Shares that are earned, pursuant to the Performance Target, for the full Performance Period (but only, in the case of a Qualified Performance-Based Award, to the extent the award has been certified by the Committee to have been earned), prorated based upon the full number of fiscal years completed during the Performance Period as of the Participant’s termination date. Except as otherwise provided in Section 10, such Performance Shares shall be distributed to the Participant at the same time Performance Shares are distributed to other Participants who remain employed with the Company.

With respect to Performance Shares granted on or after July 19, 2017, in the event of a Participant’s termination due to Disability, the Participant shall be deemed to have earned a pro rata share of the Performance Shares that would have been earned for the full Performance Period had the Performance Target been achieved at targeted levels, prorated based upon the number of calendar days of service completed by the Participant during the Performance Period as of the Participant’s termination date. Such Performance Shares shall be deemed to be earned as of, and distributed to the Participant at, the same time Performance Shares are considered earned and are distributed to other Participants who remain employed with the Company.”

5. Section 8.3 of the Plan is amended and replaced in its entirety, effective July 19, 2017, to read as follows:

“8.3 Retirement.

(a)	With respect to Performance Shares granted prior to July 19, 2017, in the event of a Participant’s termination due to Retirement, a distribution shall be made of a pro rata share of the Performance Shares that are earned, pursuant to the Performance Target, for the full Performance Period (but only, in the case of a Qualified Performance-Based Award, to the extent the award has been certified by the Committee to have been earned), prorated based upon the full number of fiscal years completed during the Performance Period as of the Participant’s termination date. Except as otherwise provided in Section 10, such Performance Shares shall be distributed to the Participant at the same time Performance Shares are distributed to other Participants who remain employed with the Company.

(b)	With respect to Performance Shares granted on or after July 19, 2017, in the event of a Participant’s termination due to:

(1) Early Retirement, the Participant shall earn a pro rata share of the Performance Shares, pursuant to the Performance Target, for the full Performance Period (but only, in the case of a Qualified Performance-Based Award, to the extent the award has been certified by the Committee to have been earned), prorated based upon the number of calendar days of service completed by the Participant during the Performance Period as of the Participant’s termination date.

(2) Normal Retirement, the Participant shall earn the Performance Shares, pursuant to the Performance Target, for the full Performance Period (but only, in the case of a Qualified Performance-Based Award, to the extent the award has been certified by the Committee to have been earned), without proration.

Any Performance Shares earned pursuant to this Section 8.3(b) shall be deemed to be earned as of, and distributed to the Participant at, the same time Performance Shares are considered earned and are distributed to other Participants who remain employed with the Company.”

6. A new Section 8.4 is added to the Plan, effective July 19, 2017, to read as follows:

“8.4 Death. With respect to Performance Shares granted prior to July 19, 2017, in the event of a Participant’s death, a distribution shall be made of a pro rata share of the targeted Performance Shares, based upon the full number of years of service completed by the Participant during the Performance Period. The payment shall be made within 2-1/2 months after the date of death.

With respect to Performance Shares granted on or after July 19, 2017, in the event of a Participant’s death, the Participant shall, on the date of the Participant’s death, be deemed to have earned the number of Performance Shares that would have been earned for the full Performance Period had the Performance Target been achieved at targeted levels, without proration.”

7. A new Section 8.5 is added to the Plan, effective July 19, 2017, to read as follows:

“8.5 Certain Involuntary Terminations. Solely with respect to Performance Shares granted on or after July 19, 2017, in the event of a Participant’s involuntary termination of employment that results in severance or supplemental unemployment payments from the Company, the Participant shall earn a pro rata share of the Performance Shares, pursuant to the Performance Target, for the full Performance Period (but only, in the case of a Qualified Performance-Based Award, to the extent the award has been certified by the Committee to have been earned), prorated based upon the number of calendar days of service completed by the Participant during the Performance Period as of the Participant’s termination date. Such Performance Shares shall be deemed to be earned as of, and distributed to the Participant at, the same time Performance Shares are considered earned and distributed to other Participants who remain employed with the Company.”

8. Section 10 of the Plan is amended and replaced in its entirety, effective July 19, 2017, to read as follows:

“10. Payments Upon Change of Control. If a Change of Control occurs prior to the end of the Performance Period, and the Participant has not yet earned or forfeited such Participant’s Performance Shares as of the date of such Change of Control, then the amount of the Participant’s outstanding Performance Shares shall be determined as of the Change of Control in an amount equal to the Change of Control Value. The “Change of Control Value” shall mean the volume weighted average price of the Company’s common stock on the New York Stock Exchange for the five business days immediately preceding the closing date of the Change of Control multiplied by the number of Performance Shares that would have been earned for the full Performance Period, based on the greater of (1) Company performance for the Performance Period against the Performance Target, calculated as if the Performance Period ended on the last day of the Company’s fiscal period that ended immediately preceding the date of the Change of Control and (2) Company performance at the targeted level for the Performance Period. In addition, the Performance Shares shall be subject to the following terms, as applicable:

(a)	Pre-Fiscal 2018 Awards. This Section 10(a) applies solely with respect to Performance Shares granted before July 19, 2017.

(1) If no Replacement Award is provided to the Participant to replace, continue or adjust the Participant’s outstanding Performance Shares (the “Replaced Award”), a distribution of the Change of Control Value shall be made in cash to the Participant within 30 days following the Change of Control. Such cash payment, when made, will be in full satisfaction of the Performance Shares to which such payment relates.

(2) If a Replacement Award is provided to the Participant to replace, continue or adjust the Replaced Award and the Participant continues employment with the Successor Company after the Change of Control through the end of the Performance Period, settlement of the Replacement Award shall be made in the shares of stock provided for in such Replacement Award within 30 days following the end of the Performance Period.

(3) If a Replacement Award is provided to the Participant to replace, continue or adjust the Replaced Award and the Participant continues employment with the Successor Company after the Change of Control, but the Participant dies prior to the end of the Performance Period, the settlement of the Replacement Award shall be made in the shares of stock provided for in such Replacement Award within 2-1/2 months after the Participant’s death.

(4) Notwithstanding anything in this Plan to the contrary, if a Replacement Award is provided to the Participant to replace, continue or adjust the Replaced Award and (A) the Participant’s employment with the Successor Company is terminated by the Participant for Good Reason or by the Successor Company other than for Cause, (B) the Participant becomes eligible for Retirement, or (C) the Participant’s employment with the Successor Company is terminated due to Disability, in each case within a period of two years after the Change of Control but prior to the end of the Performance Period, a settlement of 100% of the Replacement Award shall be made in shares of stock provided for in such Replacement Award within 30 days of the Participant’s termination date or date of eligibility for Retirement, as applicable.

Further, and notwithstanding anything in this Plan to the contrary, if, subsequent to the Change of Control, the Committee exercises its discretion to distribute Stock otherwise forfeited by a Participant as provided in Section 8.1, such distribution shall occur no later than 60 days after the Participant’s termination of employment. For the avoidance of doubt, any settlement made pursuant to this Section 10(a) shall be in full satisfaction of any amounts owed to the Participant with respect to the Replacement Award.

(b)	Post-Fiscal 2017 Awards. This Section 10(b) applies solely with respect to Performance Shares granted on or after July 19, 2017.

(1) If no Replacement Award is provided to the Participant to replace, continue or adjust the Participant’s outstanding Performance Shares (the “Replaced Award”), the Participant will be deemed to have earned, as of the Change of Control, a cash payment equal in value to the Change of Control Value. Such cash payment, when made, will be in full satisfaction of the Performance Shares to which such payment relates. Such earned cash payment shall be paid to the Participant in accordance with Section 7.3(b)(2) for Performance Shares.

(2) If a Replacement Award is provided to the Participant to replace, continue or adjust the Replaced Award and the Participant continues employment with the Successor Company after the Change of Control through the end of the Performance Period, the Replacement Award will be deemed earned at the end of the Performance Period. The settlement of the earned Replacement Award shall be made in the shares of stock provided for in such Replacement Award at the time specified for Performance Shares in Section 7.3(a) in full satisfaction of such earned award.

(3) If a Replacement Award is provided to the Participant to replace, continue or adjust the Replaced Award and the Participant continues employment with the Successor Company after the Change of Control, but the Participant dies prior to the end of the Performance Period, the Replacement Award will be deemed earned as of the Participant’s death. The settlement of the earned Replacement Award shall be made in the shares of stock provided for in such Replacement Award at the time specified for Performance Shares in Section 7.3(b)(1) in full satisfaction of such earned award.

(4) Notwithstanding anything in this Plan to the contrary, if a Replacement Award is provided to the Participant to replace, continue or adjust the Replaced Award and (A) the Participant’s employment with the Successor Company is terminated by the Participant for Good Reason or by the Successor Company other than for Cause, (B) the Participant terminates employment due to Normal Retirement or Early Retirement, or (C) the Participant’s employment with the Successor Company is terminated due to Disability, in each case within a period of two years after the Change of Control but prior to the end of the Performance Period, the Replacement Award shall be deemed 100% earned at the end of the Performance Period.

The Participant will be paid such earned Replacement Award under this Section 10(b)(4) in shares of stock provided for such Replacement Award at the time specified in Section 7.3(a) for Performance Shares. For the avoidance of doubt, any settlement made pursuant to this Section 10(b)(4) shall be in full satisfaction of any amounts owed to the Participant with respect to the Replacement Award.

(5) If a Replacement Award is provided, notwithstanding anything in this Plan to the contrary, any outstanding Performance Shares that, at the time of the Change of Control, are not subject to a “substantial risk of forfeiture” (within the meaning of Code Section 409A) shall be deemed to be earned at the time of such Change of Control and shall be paid in shares of stock provided for in such Replacement Award in accordance with Section 7.3(b)(2) for Performance Shares in full satisfaction of such earned award.

(c)	Certain Defined Terms.

(c) For purposes of the Plan, the following definitions apply:

(1) “Successor Company” means the Company, the Company’s successor following a Change of Control, or a company that is an affiliate of a Successor Company and has U.S. publicly traded equity securities.

(2) “Replacement Award” means an award (A) that vests or is earned based solely on the passage of time and has a value equal to the Change of Control Value, (B) that relates to U.S. publicly traded equity securities of the Successor Company in the Change of Control, (C) the tax consequences of which for such Participant under the Code, if the Participant is subject to U.S. federal income tax under the Code, are not less favorable to the Participant than the tax consequences of the Replaced Award, and (D) the other terms and conditions of which are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent change of control). A Replacement Award may be granted only to the extent it does not result in the Replaced Award or Replacement Award failing to comply with or ceasing to be exempt from Code Section 409A. Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding two sentences are satisfied. The determination of whether the conditions of this paragraph are satisfied will be made in good faith by the Committee, as constituted immediately before the Change of Control, in its sole discretion.

(3) “Cause” means: (A) the willful and continued failure by the Participant to substantially perform the Participant’s duties with the Successor Company (other than any such failure resulting from termination by the Participant for Good Reason) after a demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Successor Company believes that the Participant has not substantially performed the Participant’s duties, and the Participant has failed to resume substantial performance of the Participant’s duties on a continuous basis within five days of receiving such demand; (B) the willful engaging by the Participant in conduct that is demonstrably and materially injurious to the Successor Company, monetarily or otherwise; or (C) the Participant’s conviction of a felony or conviction of a misdemeanor that impairs the Participant’s ability substantially to perform the Participant’s duties with the Successor Company. For the purposes of this definition, no act, or failure to act, on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Successor Company. Notwithstanding anything in the Plan to the contrary, nothing in the Plan prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations and, for purpose of clarity, the Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934, as amended.

(4) “Good Reason” means: (A) any material failure of the Successor Company to comply with and satisfy any of the terms of any employment or change in control (or similar) agreement between the Successor Company and the Participant pursuant to which the Participant provides services to the Successor Company; (B) any significant involuntary reduction of the authority, duties or responsibilities held by the Participant immediately prior to the Change of Control (and, for the avoidance of doubt, involuntary removal of the Participant from an officer position that the Participant holds immediately prior to the Change of Control will not, by itself, constitute a significant involuntary reduction of the authority, duties or responsibilities held by the Participant immediately prior to the Change of Control); (C) any material involuntary reduction in the aggregate remuneration of the Participant as in effect immediately prior to the Change of Control; or (D) requiring the Participant to become based at any office or location more than the minimum number of miles required by the Code for the Participant to claim a moving expense deduction, from the office or location at which the Participant was based immediately prior to such Change of Control, except for travel reasonably required in the performance of the Participant’s responsibilities; provided, however, that no termination shall be deemed to be for Good Reason unless (x) the Participant provides the Successor Company with written notice setting forth the specific facts or circumstances constituting Good Reason within 90 days after the initial existence of the occurrence of such facts or circumstances, and (y) the Successor Company has failed to cure such facts or circumstances within 30 days of its receipt of such written notice.”

9. Section 12.4 of the Plan is amended and replaced in its entirety, effective July 19, 2017, to read as follows:

“12.4 Tax Withholding. As a condition of any payment made to or any benefit realized by a Participant or other person under the Plan, to the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with such payment or benefit, the Company shall withhold any such taxes or other amounts in an amount sufficient to satisfy the minimum amount of taxes that is required to be withheld. To the extent permitted under the Plan, the Committee may allow for withholding up to the maximum amount permissible in accordance with applicable law then in effect.”

10. Section 12.6 of the Plan is amended and replaced in its entirety, effective July 19, 2017, to read as follows:

“12.6 Code § 409A. Unless the Committee expressly determines otherwise, Performance Shares are intended to comply with or be exempt (as short-term deferrals) from Code Section 409A and, accordingly, the terms of any Performance Shares award shall be construed to preserve such compliance or exemption. To the extent the Committee determines that Code Section 409A applies to a particular award granted under the Plan, then the terms of the award shall be construed to permit the award to comply with Code Section 409A. In the event that the Plan or any award shall be deemed not to comply with Code Section 409A, then neither the Company, the Committee, the Board nor its or their designees or agents shall be liable to any Participant or other persons for actions, decisions or determinations made in good faith. Notwithstanding anything in this Plan to the contrary, in no event will a Participant be permitted to designate the taxable year of payment with respect to Performance Shares granted hereunder.”

11. A new Section 16.6.5 is added to the Plan, effective July 19, 2017, to read as follows:

“16.6.5 “Early Retirement” means termination of employment from the Company and its Subsidiaries on or after the date the Participant has at least ten years of service and has attained age 55. For purposes of the Plan, years of service shall include any additional years of service provided to a Participant for pension purposes under the Company’s qualified or nonqualified retirement plan pursuant to the Participant’s written employment agreement with the Company or its Subsidiaries. If at the time of the Participant’s Early Retirement circumstances exist that would allow the Company to terminate the Participant for Cause, the Participant, for purposes of the Plan, shall be deemed to have terminated employment under Section 8.1.”

12. A new Section 16.9.5 is added to the Plan, effective July 19, 2017, to read as follows:

“16.9.5 “Normal Retirement” means termination of employment from the Company and its Subsidiaries on or after the earlier of the date (i) the Participant attains age 65, or (ii) the Participant has at least five years of service and has attained age 60. For purposes of the Plan, years of service shall include any additional years of service provided to a Participant for pension purposes under the Company’s qualified or nonqualified retirement plan pursuant to the Participant’s written employment agreement with the Company or its Subsidiaries. If at the time of the Participant’s Normal Retirement circumstances exist that would allow the Company to terminate the Participant for Cause, the Participant, for purposes of the Plan, shall be deemed to have terminated employment under Section 8.1.”

13. Section 16.15 of the Plan is amended, effective July 19, 2017, to add a sentence at the end thereof to read as follows (the balance of Section 16.15 remains in effect):

“This definition of Retirement shall apply only to awards granted prior to July 19, 2017 that remain outstanding as of July 19, 2017, and shall have no further force or effect in the Plan for any award granted on or after July 19, 2017.”

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on its behalf, by its officer duly authorized, this 19th day of July, 2017.

CONAGRA BRANDS, INC.

By:	/s/ Ryan Egan
Its Vice President, Human Resources